================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                -----------------

                                   FORM 8-K/A

                                -----------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT of 1934

                                  May 14, 2002
                                 Date of Report

                                  T REIT, INC.
             (Exact name of registrant as specified in its charter)


          Virginia                     333-77229             52-2140299
   --------------------------       ---------------      -------------------
  (State or other jurisdiction   (Commission File No.)    (I.R.S. Employer
        of incorporation)                                Identification No.)


                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                    (Address of principal executive offices)



                                 (877) 888-7348
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)

================================================================================

We filed a Form 8-K dated March 22, 2002 with regard to the acquisition of the City Center West "A" Building without the required financial information. Accordingly, we are filing this Form 8-K/A to include that financial information.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On March 15, 2002, T REIT, L.P., the wholly-owned operating partnership of T REIT, Inc. (the "Company") acquired an 89.125% tenant in common interest in the City Center West "A" Building (the "Property"), through its wholly-owned subsidiary TREIT-City Center West "A", LLC. The Property is a 105,964 square foot, Class A suburban office building in Las Vegas, Nevada. The remaining undivided tenant in common interest in the Property was purchased by NNN City Center West A, LLC, an affiliate of the Company. The Property is anchored by Sprint Communications Company LP, Citadel Broadcasting Company and Dowling Myers and Helm, LLP and is currently 100% occupied. The seller of the Property was City Center West Development, LLC, a Nevada limited liability company. The seller was not an affiliate of the Company or the Company's advisor, Triple Net Properties, LLC. The total purchase price of the Property was $21,670,000. The purchase was financed by the Manufacturers Life Insurance Company, which provided a $13,000,000 first mortgage loan at a 6.50% fixed interest rate, amortized over 27 years, and due in five years. The Company's proportionate share of the purchase price was approximately $19,313,000, including $7,727,000 in cash and $11,586,000 in debt; however, the Company and NNN City Center West A, LLC are jointly and severally liable for the entire amount of the loan. The seller of the Property paid a real estate commission of $420,000 to Triple Net Properties Realty, Inc., an affiliate of the Company's advisor.

The Property is located on Lake Mead Boulevard at the entrance to the suburb of Summerlin in northwest Las Vegas with immediate access to I-95. A wide variety of retail amenities are within walking distance of the Property. The building shares certain systems and parking with City Center West "B", a nearly identical adjoining building that is owned by NNN City Center West B, LLC, an affiliate of the Company's advisor. The Company believes that the Property is adequately insured as part of the Company's advisor's portfolio with a $150 million aggregate property limit and a $1 million aggregate limit on acts of terrorism.

Las Vegas, Nevada continues to be among the fastest growing cities in the country. Each month, the city's population, currently about 1.1 million, increases by approximately 6,000 new residents. The city also welcomes approximately 2.5 million visitors each month to its famous casinos and resorts. Nevada's advantages include its status as one of the nine states in the United States without personal income tax, an emphasis on economic development, a favorable climate, proximity to the major markets of the Southwest and West Coast and a low cost of living. The state leads the nation in industrial job growth and Las Vegas continues to add approximately 38,900 jobs per year, an annual 4.7% growth rate.

The company does not anticipate making any significant repairs or improvements to the Property over the next few years. An environmental assessment completed in August, 2001 found no hazardous conditions on the Property. The real estate tax rate for the year ending December 31, 2001 was approximately 3.2% and real estate taxes on the Property were approximately $146,000.

After reasonable inquiry, we are not aware of any material factors relating to the Property, other than those discussed above, that would cause the reported financial information in this filing not to be necessarily indicative of future operating results.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and

(b) Financial Statements.
    The following financial statements are included in this report:

                        Index to the Financial Statements

The City Center West "A" Building:


Independent Auditors' Report ..............................................    2

Historical Statement of Revenues and Direct Operating Expenses
         For the Year ended December 31, 2001 .............................    3

Notes to Historical Statement of Revenues
         And Direct Operating Expenses
         For the Year Ended December 31, 2001 .............................    4

T REIT, Inc.:

Unaudited Pro Forma Condensed Combined Consolidated Balance
         Sheet as of December 31, 2001 ....................................    7

Unaudited Pro Forma Condensed Combined Consolidated Statement
         of Operations For the Year Ended December 31, 2001 ...............    8

Notes to Unaudited Pro Forma Condensed Combined Consolidated
         December 31, 2001 Financial Statements ...........................    9

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of the City Center West "A" Building (the "Property") for the year ended December 31, 2001. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the December 31, 2001 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, on the basis described in Note 1, of the Property for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/S/ Squar, Milner, Reehl & Williamson, LLP

April 16, 2002
Newport Beach, California

                         CITY CENTER WEST "A" BUILDING
                        HISTORICAL STATEMENT OF REVENUES
                         AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 2001

REVENUES

   Rental Income .................................................  $2,490,615
   Tenant reimbursements .........................................     128,945
                                                                    ----------
                                                                     2,619,560

DIRECT OPERATING EXPENSES

   Rental expenses ...............................................     456,991
   Property taxes and assessments ................................     145,710
   General and administrative ....................................      32,499
   Insurance .....................................................      28,316
                                                                    ----------
                                                                       663,516

EXCESS OF REVENUES OVER DIRECT
  OPERATING EXPENSES .............................................  $1,956,044
                                                                    ==========


         The accompanying notes are an integral part of this historical statement of revenues and direct operating expenses.

                         CITY CENTER WEST "A" BUILDING
                        HISTORICAL STATEMENT OF REVENUES
                         AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 2001


NOTE 1 - Basis of Presentation

The historical statement of revenues and direct operating expenses (the "historical statement") reflects the operations of the City Center West "A" Building (the "Property"). On March 15, 2002, T REIT - City Center West A, LLC, a wholly-owned subsidiary of T REIT, Inc. (the "Company"), acquired an 89.125% undivided tenant in common interest in the Property from an unaffiliated third party. The Property is located in Las Vegas, Nevada.

The accompanying historical statement reflects the revenues and direct operating expenses of the entire Property. Although the Company owns a mathematical majority interest in the Property, the fact that the tenant-in-common owners are jointly and severally liable for the entire $13 million loan creates an element of joint control. For that reason the Company will account for its 89.125% tenant in common interest as an investment in unconsolidated real estate using the equity method of accounting in its consolidated financial statements.

The accompanying historical statement of revenues and direct operating expenses relates to the operations of the Property and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Revenues and direct operating expenses are presented on the accrual basis of accounting. Rental income is recognized on a straight-line basis over the related lease term.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

The Property consists of a five story, 105,964 rentable square feet suburban office building that has 29 leasable units. As of December 31, 2001, 25 tenants occupied 94% of the Property's total rentable square footage.

NOTE 2 - Risks and Uncertainties

The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the Property's management could materially differ from historical results.

As of December 31, 2001, the Property is anchored by two tenants, Citadel

                         CITY CENTER WEST "A" BUILDING
                        HISTORICAL STATEMENT OF REVENUES
                         AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 2001


Broadcasting Company ("Citadel") and Sprint Communications Company, LP ("Sprint"). Citadel occupied approximately 16% of the Property's total rentable square footage and its annual rental income of approximately $412,000 represented approximately 16% of the Property's annual rental income. Sprint occupied approximately 13% of the Property's total rentable square footage and its annual rental income of approximately $313,000 represented approximately 13% of the Property's annual rental income. If either of these anchor tenants were to default on its lease, future revenues of the Property would be severely impacted.

NOTE 3 - Future Minimum Rental Income

The Property is leased to tenants under operating leases with terms ranging from 3 to 10 years that are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. Leases also provide for additional rents based on certain operating expenses. Approximate future minimum rents to be received from noncancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter, are summarized as follows:

                             Year           Rent
                      ---------------    ---------------
                      2002               $   2,381,000
                      2003               $   2,120,000
                      2004               $   1,632,000
                      2005               $   1,075,000
                      2006               $     729,000
                      Thereafter         $     834,000

                                  T REIT, Inc.
    Unaudited Pro Forma Condensed Combined Consolidated Financial Statements
                                December 31, 2001

Introduction
------------

On March 15, 2002, T REIT-City Center West A, LLC ("City Center West A"), a wholly-owned subsidiary of T REIT, Inc. (the "Company"), and NNN City Center West A, LLC, an affiliated entity, purchased 89.125% and 10.875% undivided tenant in common interests, respectively, in the City Center West "A" Building (the "Property") from an unaffiliated third party. The Company's cash investment in the Property approximated $7,727,000. All of the related mortgage debt will be reflected in the accounting records of the Property, not the Company.

The following unaudited pro forma condensed combined consolidated financial statements (hereinafter collectively referred to as "the pro forma financial statements") are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized had the Property been acquired by the Company as of the dates set forth below. The pro forma financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with the historical financial statements of the Company and the Property, including the notes thereto, incorporated herein by reference or included elsewhere herein. The Company's historical consolidated financial statements incorporated herein by reference are (a) the audited balance sheet as of December 31, 2001, and (b) the audited statement of operations for the year ended December 31, 2001, both included in the related Form 10K filed with the Securities and Exchange Commission on April 1, 2002.

The accompanying unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2001 gives effect to the acquisition of the Property as if the purchase occurred on December 31, 2001.

The accompanying unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2001 gives effect to the acquisition of the Property as if the purchase occurred on January 1, 2001.

The accompanying pro forma financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

                                  T REIT, INC.
        Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
                                December 31, 2001


                                                  HISTORICAL      PRO FORMA           PRO FORMA
                                                 T REIT, INC.    ADJUSTMENTS          COMBINED
                                                 ------------    ------------       ------------
Assets
Real estate operating properties
      Land ...................................   $  8,926,043    $       --         $  8,926,043
      Buildings ..............................     26,951,837            --           26,951,837
      Investment in unconsolidated real estate      1,878,037       7,727,138(A)       9,605,175
                                                 ------------    ------------       ------------
                                                   37,755,917       7,727,138         45,483,055
      Less accumulated depreciation
          and amortization ...................       (594,381)           --             (594,381)
                                                 ------------    ------------       ------------
                                                   37,161,536       7,727,138         44,888,674

Cash and equivalents .........................      3,647,159      (7,727,138)(A)     (4,079,979)
Real estate deposits .........................        631,500            --              631,500
Accounts receivable ..........................        293,163            --              293,163
Accounts receivable from related parties .....        627,000            --              627,000
Other Assets, net ............................        698,420            --              698,420
Note receivable ..............................        595,000            --              595,000
Note receivable from related party ...........      1,787,579            --            1,787,579
                                                 ------------    ------------       ------------
                                                 $ 45,441,357    $       --         $ 45,441,357
                                                 ============    ============       ============

Liabilities and Shareholders' Equity
Accounts payable and accrued liabilities .....   $    748,317            --         $    748,317
Security deposits and prepaid rent ...........        190,156            --              190,156
Notes payable ................................     24,737,461            --           24,737,461
                                                 ------------    ------------       ------------
                                                   25,675,934            --           25,675,934

Shareholders' Equity
Common Stock, $0.01 par value; 10,000,000
      shares authorized; 2,470,487 shares
      issued and outstanding at December 31,
      2001 ...................................         24,705            --               24,705
Additional paid-in capital ...................     20,305,132            --           20,305,132
Accumulated deficit ..........................       (564,414)           --             (564,414)
                                                 ------------    ------------       ------------
                                                   19,765,423            --           19,765,423
                                                 ------------    ------------       ------------
                                                 $ 45,441,357    $       --         $ 45,441,357
                                                 ============    ============       ============


The accompanying notes are in integral part of these pro forma financial statements.

                                  T REIT, INC.
   Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
                      For the Year Ended December 31, 2001


                                       HISTORICAL      PRO FORMA         PRO FORMA
                                       T REIT, INC.   ADJUSTMENTS        COMBINED
                                       -----------    -----------       -----------
Revenues
Rental Income ......................   $ 3,934,690    $      --         $ 3,934,690
Interest Income ....................       208,092       (124,000)(B)        84,092
                                       -----------    -----------       -----------
                                         4,142,782       (124,000)        4,018,782
Expenses
Rental Expenses ....................     1,125,047                        1,125,047
General and Administrative .........       636,543                          636,543
Depreciation and Amortization ......       611,765                          611,765
Interest ...........................     2,117,069                        2,117,069
                                       -----------    -----------       -----------
                                         4,490,424                        4,490,424

Loss on Sale of Real Estate
Operating Properties ...............       177,948                          177,948
Equity in earnings of unconsolidated
real estate ........................        61,958        500,324(C)        562,282
                                       -----------    -----------       -----------
Net (loss) income ..................   $  (463,632)   $   376,324       $   (87,308)
                                       ===========    ===========       ===========


The accompanying notes are an integral part of these pro forma financial statements.

                                  T REIT, INC.
     Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                   Statements
                               December 31, 2001

                              Basis of Presentation

The unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2001 gives effect to the acquisition of the Property as if the purchase had occurred on December 31, 2001. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2001, gives effect to the acquisition of the Property as if the purchase had occurred on January 1, 2001.

The unaudited pro forma condensed combined consolidated financial statements have been adjusted as discussed in the notes below:

     (A) The Company acquired an 89.125% tenant in common interest in the Property for cash of $7,153,000. Although the Company owns a mathematical majority interest in the Property, the fact that the tenant in common owners are jointly and severally liable for the entire $13 million loan creates an element of joint control. For that reason, the Company will account for its 89.125% tenant in common interest as an investment in unconsolidated real estate using the equity method of accounting in its consolidated financial statements.

     (B) The adjustment reflects the decrease in interest income resulting from the use of cash.

     (C) The adjustment reflects the Company's equity in earnings of the Property which is accounted for as an investment in unconsolidated real estate using the equity method of accounting. This adjustment reflects the Company's equity in the Property's earnings adjusted for the following:

                                  T REIT, INC.
     Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                   Statements
                               December 31, 2001

                                  The Property
              Unaudited Pro Forma Condensed Statement of Operations
                      For the Year Ended December 31, 2001


                                 City Center   City Center
                                   West "A"      West "A"
                                  Historical    Historical    Pro Forma         Equity in
                                   at 100%      at 89.125%   Adjustments        Earnings
                                 -----------   -----------   -----------       -----------
Revenues
Rental Income ................   $ 2,490,615   $ 2,219,761   $      --         $ 2,219,761
Expenses Reimbursement .......       128,945       114,922       488,000(1)        602,922
                                 -----------   -----------   -----------       -----------
                                   2,619,560     2,334,683       488,000         2,822,683
Expenses
Rental Expenses ..............       456,991       407,293          --             407,293
Property taxes and assessments       145,710       129,864       488,000(1)        617,864
General and Administrative ...        32,499        28,965                          28,965
Insurance ....................        28,316        25,237          --              25,237
Interest .....................          --            --         753,000(2)        753,000
Management Fees ..............          --            --         110,000(3)        110,000
Depreciation .................          --            --         380,000(4)        380,000
                                 -----------   -----------   -----------       -----------
                                     663,516       591,359     1,731,000         2,322,359

                                 -----------   -----------   -----------       -----------
Net (loss) income ............   $ 1,956,044   $ 1,743,324   $(1,243,000)      $   500,324
                                 ===========   ===========   ===========       ===========

The adjustments of the Property's unaudited pro forma condensed statement of operations described below relate only to the "City Center West "A" Historical at 89.125%" column above. Accordingly, the base amount used to quantify such adjustments approximates 89% of the total.

     (1) Reflects the estimated increase in property taxes and related tenant reimbursements for such taxes resulting from a reassessment of property value on the acquisition date.

     (2) Reflects the interest expense at 6.50% on $11,586,000 of debt incurred to purchase the Property.

     (3) Reflects the management fees to be paid to an affiliate of the Company at a rate of 5% of rental income.

                                   REIT, INC.
     Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                   Statements
                               December 31, 2001

     (4) Depreciation on the building on a straight line basis over the estimated useful life of 39 years based on preliminary purchase price allocation.

(c)  Exhibits.

     10.1 Purchase and Sale Agreement dated October 30, 2001, by and between Triple Net Properties, LLC and City Center West Development, LLC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           T REIT, INC.


Date:    May 14, 2002                By:   /s/ Anthony W. Thompson
                                           ------------------------------
                                                  Anthony W. Thompson
                                                  President and Chief Executive